SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

May 31, 2002
(Date of earliest event reported)

ACE CASH EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	0-20774 (Commission File Number)	75-2142963 (I.R.S. Employer Identification No.)

1231 Greenway Drive, Suite 600
Irving, Texas 75038
(Address of principal executive offices)

(972) 550-5000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former Name or Former Address,
if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant.

     Effective as of May 31, 2002, the Registrant’s Board of Directors, upon the recommendation of its Audit Committee, dismissed Arthur Andersen LLP and appointed Grant Thornton LLP to serve as the Registrant’s independent auditors for its current fiscal year. The appointment is effective immediately and will commence with an audit of the Registrant’s consolidated financial statements for the fiscal year ending June 30, 2002.

     The appointment of Grant Thornton LLP was made after careful consideration by the Board of Directors, its Audit Committee, and management. The decision to change auditors was not the result of any disagreement between the Registrant and Arthur Andersen on any matter, but was attributable to the current circumstances of Arthur Andersen and its ability to adequately perform auditing and review services for the Registrant.

     Arthur Andersen’s reports on the Registrant’s consolidated financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Additionally, during the past two fiscal years and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with its report on the Registrant’s consolidated financial statements for such years; and there were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

     The Registrant provided Arthur Andersen with a copy of the above disclosures. A letter dated May 31, 2002, stating Arthur Andersen’s agreement with such statements is listed under Item 7 as Exhibit 16.1 and filed herewith.

     During the two most recent fiscal years and through the date hereof, the Registrant did not consult with Grant Thornton LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is filed herewith in accordance with the provisions of Item 601 of Regulation S-K:

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 31, 2002.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ACE CASH EXPRESS, INC.
(Registrant)

By:	/s/ JOE W. CONNER Joe W. Conner Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 31, 2002.

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